UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 22, 2023
Date of report (Date of earliest event reported)

GREENLIGHT CAPITAL RE, LTD.
(Exact name of registrant as specified in charter)

Cayman Islands	001-33493	N/A
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS employer identification no.)
65 Market Street
Suite 1207, Jasmine Court
P.O. Box 31110
Camana Bay
Grand Cayman
Cayman Islands		KY1-1205
(Address of principal executive offices)		(Zip code)

(205) 291-3440
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares	GLRE	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On December 22, 2023, Greenlight Reinsurance, Ltd. (“Greenlight”), a direct subsidiary of Greenlight Capital Re, Ltd. (the "Company"), entered into a Credit Agreement (the “Credit Agreement”) with CIBC Bank USA, acting as a lender and a letters of credit issuer (the “LC Issuer”).

The Credit Agreement provides, subject to certain conditions set forth therein, for a committed letter of credit facility (the “LC Facility”), in an aggregate amount of $200.0 million, with a $30.0 million sublimit for unsecured letters of credit.

The term of the LC Facility is one year and it matures on December 21, 2024, subject to an automatic extension for a period of an additional one year without prior written notice from Greenlight.

Letters of credit issued under the LC Facility will incur (i) at the time of issuance, an issuance fee equal to 0.25% of the face amount of such letters of credit and (ii) on the earlier of the one-year anniversary of issuance and the expiration or termination of such letters of credit, a fee equal to 0.25% of the average daily undrawn amount of such letters of credit.

In connection with the LC Facility, and solely for the purpose of supporting unsecured letters of credit issued thereunder and reimbursing the LC Issuer for any draws on such unsecured letters of credit, the Credit Agreement provides, subject to the conditions set forth therein, for a revolving credit facility (the “Revolving Credit Facility”), in an aggregate amount of $30.0 million. The term of the Revolving Credit Facility is one year and it matures on December 21, 2024. Loans made under the Revolving Credit Facility will accrue interest at a rate equal to a base rate plus 2.50% per annum.

The obligations of Greenlight under the Credit Agreement with respect to the LC Facility are secured by a first-priority lien on a cash collateral account held with the LC Issuer, with a minimum cash balance equal to the face amount of the letters of credit issued and outstanding under the LC Facility.

The Credit Agreement contains customary conditions, representations and warranties, affirmative and negative covenants and events of default.

There is no material relationship between Greenlight or any of its subsidiaries or affiliates and the LC Issuer, other than in respect of the Credit Agreement and certain commercial and banking and lending relationships, all of which have been entered into in the ordinary course of business.

The foregoing description of the Credit Agreement and the transactions contemplated thereby does not purport to be complete and is qualified, in its entirety, by reference to full text of the Credit Agreement, a copy of which will be filed as an exhibit to the Company's Annual Report on Form 10-K for the year ending December 31, 2023.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K regarding the terms and conditions of the Credit Agreement is incorporated into this Item 2.03 insofar as it relates to the creation of a direct financial obligation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREENLIGHT CAPITAL RE, LTD.
(Registrant)

By:	/s/ Faramarz Romer
Name:	Faramarz Romer
Title:	Chief Financial Officer
Date:	December 27, 2023